As filed with the Securities and Exchange Commission on November 10, 2004

REGISTRATION NO. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AXCELIS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-1818596
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts 01915
(Address of Principal Executive Offices)

2000 STOCK PLAN
(Full Title of the Plan)

LYNNETTE C. FALLON
Axcelis Technologies, Inc.
108 Cherry Hill Drive
Beverly, Massachusetts  01915
(617) 787-4000
(Name, Address and Telephone Number of Agent for Service)

with copies to:

MATTHEW C. DALLETT
Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
(617) 239-0100

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Axcelis common stock, $0.001 par value(1)	14,673,367 shares(2)	$6.875	(3)	$100,879,398	$12,781.42

(1)          Includes associated purchase rights that currently are evidenced by certificates for shares of Axcelis common stock.

(2)          Plus, pursuant to Rule 416(a) under the Securities Act, such additional number of shares of Axcelis common stock as may be issued upon a stock split, stock dividend, or similar transaction.

(3)          Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of Axcelis common stock as reported by the Nasdaq National Market System on November 9, 2004, to be $6.99 and $6.76, respectively.

Explanatory Note

The Registrant hereby increases the number of shares of its common stock registered for issuance under its 2000 Stock Plan by 14,673,367 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-49768) filed with the Securities and Exchange Commission on November 13, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly, Commonwealth of Massachusetts, on October 28, 2004.

AXCELIS TECHNOLOGIES, INC.

By:	/s/ STEPHEN G. BASSETT
Stephen G. Bassett
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

We the undersigned officers and directors of Axcelis Technologies, Inc., hereby severally constitute and appoint Mary G. Puma, Stephen G. Bassett and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including any post-effective amendments thereto) for the registration of 14,673,367 shares, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, with respect to the registration of shares under the Axcelis Technologies, Inc. 2000 Stock Plan, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARY G. PUMA	Director and Principal Executive Officer	October 28, 2004
Mary G. Puma

/s/ STEPHEN G. BASSETT	Principal Accounting and Financial Officer	October 28, 2004
Stephen G. Bassett

/s/ ALEXANDER M. CUTLER	Director	October 28, 2004
Alexander M. Cutler

/s/ R. JOHN FLETCHER	Director	October 28, 2004
R. John Fletcher

/s/ STEPHEN R. HARDIS	Director	October 28, 2004
Stephen R. Hardis

/s/ WILLIAM C. JENNINGS	Director	October 28, 2004
William C. Jennings

	Director	October 28, 2004
Patrick H. Nettles

/s/ H. BRIAN THOMPSON	Director	October 28, 2004
H. Brian Thompson

/s/ GARY L. TOOKER	Director	October 28, 2004
Gary L. Tooker

EXHIBIT INDEX

Exhibit Number	Description
*3.1	Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference from Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (Registration No. 333-36330).

*3.2

Bylaws of the registrant, as amended as of January 23, 2002. Incorporated by reference from Exhibit 3.2 of the Company’s Form 10-K for the year ended December 31, 2001, filed with the Commission on March 12, 2002.

*3.3

Certificate of Designation of Series A Participating Preferred Stock, filed with the Secretary of State of Delaware on July 5, 2000. Incorporated by reference from Exhibit 3.3 of the Company’s Form 10-K for the year ended December 31, 2000, filed with the Commission on March 30, 2001.

*4.1	Rights Agreement between the Company and EquiServe Trust Company, N.A. Incorporated by reference from Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (Registration No. 333-36330).

*4.2

Indenture between the Company and State Street Bank and Trust Company, as trustee, including the form of note, dated as of January 15, 2002. Incorporated by reference from Exhibit 4.1 to the Company’s Report on Form 8-K filed with the Commission on January 15, 2002.

*4.3

Registration Rights Agreement by and among the Company, Morgan Stanley & Co., Incorporated, Salomon Smith Barney Inc. and SG Cowen Securities Corporation, dated as of January 15, 2002. Incorporated by reference from Exhibit 4.2 to the Company’s Report on Form 8-K filed with the Commission on January 15, 2002.

5.1	Opinion of Palmer & Dodge LLP. Filed herewith.

23.1	Consent of Independent Auditors. Filed herewith.

23.2	Consent of Palmer & Dodge LLP (contained in Exhibit 5.1 hereto).

* Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-K, 10-Q, 8-K, 8-A, or Schedule 14A of Axcelis Technologies, Inc. were filed under Commission File No. 000-30941.